Exhibit 32.1

PRINCIPAL EXECUTIVE OFFICER’S CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kansas City Southern de México, S.A. de C.V. (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, José Guillermo Zozaya Delano, President and Executive Representative of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes — Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  José Guillermo Zozaya Delano
     José Guillermo Zozaya Delano
     President and Executive Representative

July 27, 2007

A signed original of this written statement required by Section 906 has been provided to Kansas City Southern de México, S.A. de C.V. and will be retained by Kansas City Southern de México, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.